UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2005

STRATUS SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-15789 (Commission File Number)	22-3499261 (IRS Employer Identification Number)
500 Craig Road, Suite 201 Manalapan, New Jersey 07726 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 866-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
(17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Section 1 -	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

As reported in the Report on Form 10-Q of Stratus Services Group, Inc. (the “Company” or “Stratus”) for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission on August 17, 2005, on August 11, 2005, the Company and Capital Temp Funds (the “Lender”) entered into an Amended and Restated Forbearance Agreement (the “Amended Forbearance Agreement”) whereby the Lender had again agreed to forbear from accelerating obligations and/or enforcing existing defaults until August 26, 2005.

Additionally, in connection with the Company and the Lender entering into the Amended Forbearance Agreement, the Company, the Lender and ALS, LLC (“ALS”) also entered into the ALS Forbearance, whereby ALS agreed to forbear, through August 25, 2005, from enforcing payment defaults under the Outsourcing Agreement between the Company and ALS, subject to certain conditions.

Since August 25, 2005, the Company, the Lender and ALS have entered into several additional extensions of the Amended Forbearance and the ALS Forbearance. The latest such extension, which was executed on October 20, 2005, extended both the Amended Forbearance Agreement and the ALS Forbearance for an additional two week period expiring on November 4, 2005, subject to the terms and conditions set forth therein.

Section 8 -	Other Events
ITEM 8.01	Other Events

On October 21, 2005, the Company completed the sale, effective as of October 23, 2005 (the “Effective Date”), of substantially all of the tangible and intangible assets, excluding accounts receivable, of its Lawrenceville, New Jersey office to Source One Financial Staffing, LLC (“Source One”).  Pursuant to the terms of an Asset Purchase Agreement between the Registrant and Source One dated October 21, 2005 (the “Asset Purchase Agreement”), the base purchase price for the purchased assets was $35,000.00 payable in certified funds at the closing.

In connection with the transaction, Stratus entered into a Non-Compete and Non-Solicitation Agreement pursuant to which Stratus agreed not to compete with Source One in certain areas or regarding certain accounts, for a period of one (1) year.

The purchase price for the assets was arrived at through arms-length negotiations between the parties.  Proceeds from the transaction will be used to pay down existing debt to Stratus’ primary lender, as the purchase price was paid directly to the Lender.

The above descriptions of the Asset Purchase Agreement and the Non-Competition and Non-Solicitation Agreements do not purport to be complete and are qualified in their entirety by the full text of such documents, which are attached as exhibits to this Form 8-K.

Certain information included in this Report on Form 8-K and other Registrant filings (collectively, the “SEC filings”) under the Securities Act of 1933, as amended, and the Securities

Exchange Act of 1934, as amended (as well as information communicated orally or in writing between the dates of such SEC filings) contains or may contain forward looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results.  Among these risks, trends and uncertainties are matters relating to conditions facing the staffing industry generally, continued operating losses and their effect on liquidity, the continued cooperation of the Registrant’s creditors, and the risks described in the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

Exhibit No.	Description

2.14	Asset Purchase Agreement dated as of October 21, 2005, between Stratus Services Group, Inc. and Source One Financial Staffing, LLC.

10.51	Letter Agreement between the Company and ALS, LLC regarding further extension of Forbearance dated October 20, 2005.

10.52	Letter Agreement between the Company and Capital Temp Funds regarding further extension of Forbearance dated October 20, 2005.

10.53	Stratus Services Group, Inc., Non-Competition and Non-Solicitation Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATUS SERVICES GROUP, INC.

Date: October 25, 2005	By:	/s/ Joseph J. Raymond

President and Chief Executive Officer